CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Board of Directors and Shareholders

of Tekoil and Gas Corporation

We hereby consent to the incorporation by reference, in this amendment No. 1 to the Registration Statement on Form 10-SB of Tekoil and Gas Corporation of our report dated May 2, 2006, relating to the financial statements of Tekoil and Gas Corporation (an exploration stage company) for the year ended December 31, 2005, the period November 29, 2004 (date of formation) through December 31, 2004 and the period November 29, 2004 (date of formation) through December 31, 2005 and to the use of our name as it appears under the caption “Experts”.

/s/ Madsen & Associates, CPA’s Inc.

August 29, 2006